Exhibit (a)(1)(C)

ELECTION TO CONSENT, PARTICIPATE AND EXERCISE WARRANT
PURSUANT TO OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE
COMMON STOCK OF INNOVATE BIOPHARMACEUTICALS, INC.

To:	Innovate Biopharmaceuticals, Inc.

8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
Attention: Chief Financial Officer
(919) 275-1933

This Election to Consent, Participate and Exercise Warrant is provided in connection with the Offer to Amend and Exercise Warrants to Purchase Common Stock of Innovate Biopharmaceuticals, Inc. (the “Company”) dated February 12, 2020, as may be amended or supplemented (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Consent, Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise.

On October 6, 2019, we entered into an Agreement and Plan of Merger and Reorganization (as amended on December 17, 2019, the “Merger Agreement”) with INNT Merger Sub 1 Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative.

The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD (the “Merger”), with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company.

On January 22, 2020, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on February 14, 2020 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 2 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of the Original Warrants further to the Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

The undersigned holder of Original Warrants hereby:

1.	Represents that he/she/it ☐ Is/☐ Is not (check one) an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

2.
Elects to participate in the Offer to Amend and Exercise and amend the undersigned’s Original Warrant as set forth in the amendment attached hereto and exercise ___________of the undersigned’s Original Warrants, as so amended, at the reduced exercise price of $0.15 per share.

3.
Elects to exercise and purchase the number of shares of common stock of the Company issuable upon exercise of the Original Warrants listed in Question 2 above and to deliver the aggregate exercise price in cash of $_________(i.e., $0.15 x the number of Original Warrants the undersigned has elected to exercise).

4a.	Requests that certificates for such shares be issued in the name of:
_____________________________________________

______________________________________________

(Please print name and social security or federal employer
identification number (if not a natural person))

4b.
(i) requests that a physical stock certificate be delivered to the address noted below:

Address: _____________________________________________
_____________________________________________________
_____________________________________________________

or

(ii) instructs the Company to deliver the shares on an expedited basis, promptly following the Expiration Date, via The Depository Trust Company Deposit or Withdrawal at Custodian system ("DWAC") as set forth below:

DWAC Instructions:

Broker Name                ______________________________________________________

Broker DTC#               ______________________________________________________

Broker Contact Name  ______________________________________________________

Broker Phone Number ______________________________________________________

Broker Email                ______________________________________________________

Account Name             ______________________________________________________

Account#                    ______________________________________________________

5.
Requests that, provided the undersigned has not elected in Question 2 above to exercise all of the Original Warrants held by the undersigned, a new Original Warrant evidencing the rights not so exercised be issued in the name of the original warrant holder and delivered to:

______________________________________________

______________________________________________

(Please print name, address and social security or federal employer identification number (if not a natural person))

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer to Amend and Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Consent, Participate and Exercise Warrant.

2. On October 6, 2019, the Company entered into an Agreement and Plan of Merger and Reorganization (as amended on December 17, 2019, the “Merger Agreement”) with INNT Merger Sub 1 Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), RDD Pharma Ltd., a company organized under the laws of Israel (“RDD”) and Orbimed Israel Partners, Limited Partnership, as the Shareholder Representative. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into RDD (the “Merger”), with RDD continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company. On January 22, 2020, the Company filed a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) with respect to a special meeting of stockholders to take place on February 14, 2020 (the “Special Meeting”) to approve the Merger as well as other matters, including Proposal No. 2 therein whereby Company stockholders will vote at the Special Meeting to those matters set forth in the Offer to Amend and Exercise. The exercise of the Original Warrants further to the Offer to Amend and Exercise is expressly contingent on (i) the approval of Proposal No. 2 by Company stockholders at the Special Meeting and (ii) the satisfaction or waiver of the obligations of each party to the Merger Agreement (the “Expiration Conditions”).

3. If the undersigned elects to participate in the Offer to Amend and Exercise and the Expiration Conditions are satisfied, then immediately following the date of the Expiration Date (a) the Original Warrants shall be automatically amended as set forth in Exhibit (a)(1)(E) without any further action or signature required by the undersigned or the Company, and (b) the undersigned will automatically and contemporaneously exercise the undersigned’s Amended Warrants.

4. If the undersigned elects not to participate in the Offer to Amend and Exercise, or the Expiration Conditions are not satisfied, then the undersigned’s Original Warrants will remain unmodified and will expire in accordance with their terms.

5. If the undersigned chooses to participate in the Offer to Amend and Exercise and execute and deliver this Election to Consent, Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to the undersigned’s Amended Warrants, the Company will place the aggregate exercise price funds into a separate non-interest bearing escrow account established by Corporate Stock Transfer, Inc. as escrow agent, until the Expiration Date.

6. By amending and exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Consent, Participate and Exercise Warrant, the undersigned accepts the terms and conditions of the Offer to Amend and Exercise.

7. The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

8. The undersigned understands that the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

9. The undersigned has accurately completed and executed the Accredited Investor Questionnaire. The Offer to Amend and Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Amend and Exercise would not be in compliance with the laws of such jurisdiction. In addition, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available for the Offer to Amend and Exercise under the Securities Act.

10. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Consent, Participate and Exercise Warrant is irrevocable.

11. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

The undersigned hereby represents and warrants that:

(1) The undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(2) The undersigned has such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Amended Warrants and the shares of common stock issuable upon the exercise of the Amended Warrants.

(3) The undersigned has had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Amend and Exercise; and

(4) The undersigned has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Amend and Exercise and has received all the information she/he/it considers necessary or appropriate for deciding whether to accept the Offer to Amend and Exercise.

(5) Any securities the undersigned may acquire will be for my own account for investment and not with any view to the distribution thereof, and I will not sell, assign, transfer or otherwise dispose of any of the securities, or any interest therein, in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law.

(6) The undersigned understands that the Company will rely upon the completeness and accuracy of these representations and warranties and her/his/its responses to the questions in the enclosed Accredited Investor Questionnaire in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such responses are accurate and complete. The undersigned will notify the Company immediately of any changes in any of such information occurring prior to the acceptance of the undersigned’s subscription.

If the undersigned elects to participate in the Offer to Amend and Exercise and to amend and exercise the undersigned’s Original Warrants, as amended, and returns this signature page, the undersigned’s Original Warrants will be deemed amended as set forth in the amendment attached hereto.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Consent, Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if holder is not a natural person)

Address:

Telephone:

Fax:

Tax ID/SSN:

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of March 20, 2020, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent amendments. By execution of this Election to Consent, Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Offer to Amend and Exercise. To affect your acceptance of the Offer to Amend and Exercise you must:

1.	Complete, sign and return this Election to Consent, Participate and Exercise Warrant.

2.
Tender your Original Warrants (either physically or electronically via DTC) or, if you are unable to locate your Original Warrants, complete and sign an Affidavit of Loss and Indemnification Agreement (attached hereto) for each Original Warrant to be exercised.

3.	Complete, sign and return the Accredited Investor Questionnaire (attached hereto).

4.
Pay the exercise price ($0.15 x number of shares to be exercised) by check payable to “Corporate Stock Transfer, as Escrow Agent for Innovate Biopharmaceuticals, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Consent, Participate and Exercise Warrant and Original Warrants (and/or Affidavit of Loss and Indemnification Agreement), along with the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 5:00 pm (Eastern time) on March 20, 2020, as may be extended by the Company in its sole discretion.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEMS 1- 3 ABOVE):	Innovate Biopharmaceuticals, Inc. 8480 Honeycutt Road, Suite 120 Raleigh, NC 27615 Attention: Chief Financial Officer (919) 275-1933
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF AMENDED WARRANTS:*
Corporate Stock Transfer as Escrow Agent for Innovate Biopharmaceuticals, Inc.

ABA Routing No. 121000248
Wells Fargo Bank, N.A.
Credit Stock Transfer Clearing A/C 000-10-67-899
For further credit to: Innovate Biopharmaceuticals, Inc.
Attention: Corporate Actions Department

*MUST INCLUDE THE WARRANT HOLDER’S NAME

ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF AMENDED WARRANTS:**
Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South,
Suite 430
Denver, CO 80209
Attn: Michaelie Wingo

**CHECK MUST BE MADE PAYABLE TO “CORPORATE STOCK TRANSFER, AS ESCROW AGENT FOR INNOVATE BIOPHARMACEUTICALS, INC.”

Delivery to an address other than as set forth above will not constitute a valid delivery.

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”) was lost or stolen:

Warrant to Purchase Common Stock, Warrant Certificate No______, to purchase shares of common stock of the Company, dated ___________(the “Original Warrant”), and registered in the name of _______________(the “Holder”);

2. The Holder is the sole and unconditional record owner of the Original Warrant.

3. That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; that neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except the Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s Election to Consent, Participate in the Company’s Offer to Amend and Exercise, dated February 12, 2020, as amended or supplemented, and to exercise such Original Warrant (the “Offer”).

5. The Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of the Holder.

6. To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with the Holder’s acceptance of the Offer, the Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of the Holder for the issuance of the Original Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of California as such laws are applied to contracts between New York residents entered into and to be performed entirely in California.

Date:	By:
(Signature)

(Print name)

(Title, if the Holder is not a natural person)

ACCREDITED INVESTOR QUESTIONNAIRE

(To be executed by all holders of Original Warrants)

The undersigned understands that the purpose of this Questionnaire is to permit Innovate Biopharmaceuticals, Inc., Inc. (the “Company”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to The Company that (i) the information contained herein is complete and accurate and may be relied upon by The Company, and (ii) the undersigned will notify The Company immediately of any change in any of such information.

All information furnished is for the sole use of the Company and its counsel and will be held in confidence by the Company and its counsel, except that this Questionnaire may be furnished to such parties as The Company deems desirable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐ The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

☐ The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐ The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

☐ The undersigned individual is not an “Accredited Investor” because none of the above apply.

B. For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐ (i) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐ (ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ (iii) an insurance company as defined in Section 2(a)(13) of the Act;

☐ (iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐ (v) a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐ (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐ (vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

☐ (viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

☐ (ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ (x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ (xi) an entity in which all of the equity investors are persons or entities described above.

☐ The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below).

☐ The undersigned entity is not an “Accredited Investor” because none of the above apply.

The foregoing representations are true and accurate as of the date hereof.

Dated: ________, 2020

Name of Investor _________________________

Signature _________________________

Printed Name _________________________

Title (if applicable) _________________________

Name of joint investor or other person whose signature is required _________________________

Signature _________________________

Title (if applicable) _________________________